As filed with the Securities and Exchange Commission on September 1, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE ROYCE FUND
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Dear Shareholder:

Over the last several weeks we have sent multiple sets of proxy materials to you concerning an important proposal affecting your investment in the Royce Total Return Fund. The Special Meeting of Shareholders with respect to the Fund has been adjourned again to allow shareholders more time to vote on the proposal. Over 86% of the votes that have been submitted to date are in favor of the proposal.

The Special Meeting of Shareholders will reconvene on Friday, September 11, 2020 at 1:00 p.m. (Eastern Time) by means of a virtual meeting. This letter was sent to you because you held shares in the Royce Total Return Fund on the record date and we have not received your vote.

YOUR FUND’S BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS MINIMIZE PROXY COSTS, STOPS ALL ADDITIONAL MAILINGS AND PHONE CALLS TO YOU REGARDING THIS MATTER.

Every shareholders vote is critical, no matter the size of your position in the Fund. Please take a moment to vote using one of the easy methods listed below.

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

A copy of the Proxy Statement may be viewed or downloaded at the website listed on your proxy card. Please read the materials carefully. If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the Funds’ proxy solicitor, toll free at 1-866-209-8568.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

Shareholder Name Address 1 Address 2 Address 3

EXTREMELY IMPORTANT

Reference Number:

Re: Your investment in Royce Total Return Fund

Dear Valued Shareholder:

We have been trying to contact you regarding a time-sensitive matter pertaining to your investment. This relates to an important initiative that may impact your account.

Please call us toll-free at 1-866-209-8568 between 9:00 a.m. and 11:00 p.m. Eastern time Monday through Friday and 12:00 p.m. to 6:00 p.m. Eastern time Saturday. Kindly respond as soon as possible and be ready to provide the Reference Number listed above.

The call will take only a few moments. No confidential information is required.

It is important that you contact us no matter how many shares you own. Your participation is critical.

Thank you in advance, we appreciate you taking the time to respond.